Exhibit 5

October 18, 2017

Wal-Mart Stores, Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716

Wal-Mart Stores, Inc.

$300,000,000 Floating Rate Notes Due 2019

$1,200,000,000 1.750% Notes Due 2019

$1,250,000,000 1.900% Notes Due 2020

$1,250,000,000 2.350% Notes Due 2022

$1,000,000,000 2.650% Notes Due 2024

$1,000,000,000 3.625% Notes Due 2047

Ladies and Gentlemen:

Reference is made to the Pricing Agreement dated October 11, 2017 (“the “Pricing Agreement”) between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, acting for themselves and as representatives of the other several underwriters named in Schedule I to the Pricing Agreement (collectively, the “Underwriters”), and the Underwriting Agreement, dated October 11, 2017 (the “Underwriting Agreement” and, together with the Pricing Agreement, the “Agreement”), between the Company and the Underwriters, as incorporated by reference into the Pricing Agreement.

Further reference is made to: (i) the Registration Statement on Form S-3 (File No. 333-201074), which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, was filed with the Commission on December 19, 2014, and, upon filing with the Commission, became effective pursuant to Rule 462(e) under the Securities Act (the “Registration Statement”); (ii) the Prospectus dated December 19, 2014 constituting a part of the Registration Statement, including the documents incorporated therein by reference at each pertinent time (the “Base Prospectus”); (iii) the Preliminary Prospectus Supplement dated October 11, 2017, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on October 11, 2017 (the “Preliminary Prospectus Supplement”); (iv) the Final Term Sheet, dated October 11, 2017, relating to $300,000,000 aggregate principal amount of the Company’s Floating Rate Notes Due 2019 (the “2019 Floating Rate Notes”), $1,200,000,000 aggregate principal amount of the Company’s 1.750% Notes Due 2019 (the “2019 Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of the Company’s 1.900% Notes Due 2020 (the “2020 Notes”), $1,250,000,000 aggregate principal amount of the Company’s 2.350% Notes Due 2022 (the “2022 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 2.650% Notes Due 2024 (the “2024 Notes”), and $1,000,000,000 aggregate principal amount of the Company’s 3.625% Notes Due 2047 (the “2047 Notes” and, together with the 2019 Floating

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October 18, 2017

Rate Notes, the 2019 Fixed Rate Notes, the 2020 Notes, the 2022 Notes and the 2024 Notes, the “Notes”), which was filed with and accepted by the Commission on October 11, 2017 pursuant to Rule 433 under the Securities Act and given a filing date of October 12, 2017 (the “Final Term Sheet”); (v) the Prospectus Supplement dated October 11, 2017, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on October 12, 2017 (the “Prospectus Supplement”); and (vi) the Indenture, dated as of July 19, 2005 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under such indenture (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “First Supplemental Indenture”) and by the Second Supplemental Indenture, dated as of December 19, 2014, between the Company and the Trustee (the “Second Supplemental Indenture” and, the Original Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).

We have acted as special counsel to the Company in connection with the offer and sale of the Notes by the Company.

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of: (i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date and in effect on the date hereof; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the Preliminary Prospectus Supplement; (v) the Final Term Sheet; (vi) the Prospectus Supplement; (vii) the Indenture; (viii) the Agreement; (ix) the form of global note, in the principal amount of $300,000,000, to be dated October 20, 2017, and to be payable to Cede & Co., as nominee of The Depository Trust Company, as the depositary (the “Nominee”), which global note will represent the 2019 Floating Rate Notes being sold to the Underwriters pursuant to the Agreement (the “2019 Floating Rate Global Note”); (x) the form of each of three global notes, two of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $200,000,000, and each of which will be dated October 20, 2017 and will be payable to the Nominee, which global notes will represent the 2019 Fixed Rate Notes being sold to the Underwriters pursuant to the Agreement (the “2019 Fixed Rate Global Notes”); (xi) the form of three global notes, two of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated October 20, 2017 and will be payable to the Nominee, which global notes will represent the 2020 Notes being sold to the Underwriters pursuant to the Agreement (the “2020 Global Notes”); (xii) the form of each of three global notes, two of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated October 20, 2017 and will be payable to the Nominee, which global notes will represent the 2022 Notes being sold to the Underwriters pursuant to the Agreement (the “2022 Global Notes”); (xiii) the form of two global notes, each of which will be in the principal amount of $500,000,000, and each of which will be dated October 20, 2017 and will be payable to the Nominee, which global notes will represent the 2024 Notes being sold to the Underwriters pursuant to the Agreement (the “2024 Global Notes”); (xiv) the form of two global notes, each of which will be in the principal amount of $500,000,000, each of which will be dated October 20, 2017 and will be payable to the Nominee, which global notes will represent the 2047 Notes being sold to the Underwriters pursuant to the Agreement (the “2047 Global Notes” and, together with the 2019 Floating Rate Global Note, the 2019 Fixed

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October 18, 2017

Rate Global Notes, the 2020 Global Notes, the 2022 Global Notes and the 2024 Global Notes, the “Global Notes”); (xv) extracts from minutes of meetings of the Board of Directors of the Company; (xvi) certain written consents of the Executive Committee of the Board of Directors of the Company pertinent to the matters addressed in this opinion letter; (xvii) the Series Terms Certificate Pursuant to the Indenture Relating to Floating Rate Notes Due 2019, dated as of October 11, 2017 (the “2019 Floating Rate Series Terms Certificate”); (xviii) the Series Terms Certificate Pursuant to the Indenture Relating to 1.750% Notes Due 2019, dated as of October 11, 2017 (the “2019 Fixed Rate Series Terms Certificate”); (xix) the Series Terms Certificate Pursuant to the Indenture Relating to 1.900% Notes Due 2020, dated as October 11, 2017 (the “2020 Series Terms Certificate”); (xx) the Series Terms Certificate Pursuant to the Indenture Relating to 2.350% Notes Due 2022, dated as of October 11, 2017 (the “2022 Series Terms Certificate”); (xxi) the Series Terms Certificate Pursuant to the Indenture Relating to 2.650% Notes Due 2024, dated as of October 11, 2017 (the “2024 Series Terms Certificate”); (xxii) the Series Terms Certificate Pursuant to the Indenture Relating to 3.625% Notes Due 2047, dated as of October 11, 2017 (together with the 2019 Floating Rate Series Terms Certificate, the 2019 Fixed Rate Series Terms Certificate, the 2020 Series Terms Certificate, the 2022 Series Terms Certificate and the 2024 Series Terms Certificate, the “Series Terms Certificates”); and (xxiii) such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without independent investigation or verification, that: (i) each natural person signing any document reviewed by us had the legal capacity to do so; (ii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity; (iii) the Agreement has been duly authorized and validly executed and delivered by the parties thereto other than the Company; (iv) at or prior to the time of delivery of the Global Notes, the authorization of the Notes and of each series of notes of which the Notes are a part, including the Series Terms Certificates, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of the Notes; (v) the Global Notes executed and delivered by the Company as contemplated herein will be identical in form to the forms of the Global Notes examined by us as described herein; and (vi) (A) the Indenture is and, at the time of delivery of the Notes, will be the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, (B) at the time of delivery of the Notes, the Indenture will continue to be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (C) the Indenture has been at all pertinent times qualified pursuant to the Trust Indenture Act of 1939, as amended.

As to certain facts material to our opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials, the Company and officers or other representatives of the Company and the representations of the Company in the Agreement.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that: (i) upon the execution of the 2019 Floating Rate Global Note, the authentication of the 2019 Floating Rate Global Note in accordance with the terms of the Indenture and the

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delivery of the 2019 Floating Rate Global Note against payment therefor in accordance with the Agreement, the 2019 Floating Rate Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; (ii) upon the execution of the 2019 Fixed Rate Global Notes, the authentication of the 2019 Fixed Rate Global Notes in accordance with the terms of the Indenture and the delivery of the 2019 Fixed Rate Global Notes against payment therefor in accordance with the Agreement, the 2019 Fixed Rate Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; (iii) upon the execution of the 2020 Global Notes, the authentication of the 2020 Global Notes in accordance with the terms of the Indenture and the delivery of the 2020 Global Notes against payment therefor in accordance with the Agreement, the 2020 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; (iv) upon the execution of the 2022 Global Notes, the authentication of the 2022 Global Notes in accordance with the terms of the Indenture and the delivery of the 2022 Global Notes against payment therefor in accordance with the Agreement, the 2022 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; (v) upon the execution of the 2024 Global Notes, the authentication of the 2024 Global Notes in accordance with the terms of the Indenture and the delivery of the 2024 Global Notes against payment therefor in accordance with the Agreement, the 2024 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; and (vi) upon the execution of the 2047 Global Notes, the authentication of the 2047 Global Notes in accordance with the terms of the Indenture and the delivery of the 2047 Global Notes against payment therefor in accordance with the Agreement, the 2047 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinions are qualified to the extent that the enforceability of the Indenture, the Notes or any related document or instrument may be limited by or subject to the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy.

We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion as to the enforceability of the severability clauses in Section 1.11 of the Original Indenture, Section 5 of the First Supplemental Indenture, Section 5 of the Second Supplemental Indenture or Section 16 of the Global Notes or any provision of the Indenture or the Global Notes that purports to waive or not give effect to rights to notice, defenses,

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subrogation or other rights or benefits that cannot be effectively waived under applicable law, including Section 1.15 and Section 12.01 of the Original Indenture and Section 13 of each of the Global Notes. We express no opinion with respect to the enforceability of (i) the parenthetical clause in Section 8.07(i) of the Original Indenture relating to the limitations on the compensation of trustees or (ii) Section 12.01 of the Original Indenture and Section 13 of the Global Notes to the extent that either of those provisions purport to waive liability for violation of securities laws. We express no opinion as to any provision of the Indenture that purports to confer subject matter jurisdiction in respect of bringing suits, enforcement of judgments or otherwise on any federal court, to the extent such court does not otherwise have such jurisdiction.

The foregoing opinions are limited in all respects to matters under and governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and the incorporation by reference of this opinion letter into the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP